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                                                                    Exhibit 23.4



                       Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 27, 2003, with respect to the financial statements of Vestin Group, Inc. and subsidiaries included in the Post-Effective Amendment No. 4 to the Registration Statement (Form S-11/A No. 333-52484) and related Prospectus of Vestin Fund II, LLC for the registration of 50,000,000 of its units.

                                          /s/ Ernst & Young LLP



Phoenix, Arizona
October 20, 2003